 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2006

UNITED BANCSHARES, INC.

(Exact name of Registrant as specified in its Charter)

Ohio	000-29283	34-1516518
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)
100 S. High Street, Columbus Grove, Ohio	45830-1241
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:		(419) 659-2141

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On October 20, 2006, United Bancshares, Inc. issued an earnings release announcing its financial results for the quarter ended September 30, 2006 and that the Board of Directors declared a dividend of $0.13 per share.  A copy of the earnings release (Exhibit 99.1) and unaudited financial information (Exhibit 99.2) are attached.

The information in this Item 2.02, including Exhibit 99.1 and Exhibit 99.2 furnished herewith, is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

 Item 7.01 Regulation FD Disclosure.

On October 20, 2006, United Bancshares, Inc. issued an earnings release announcing its financial results for the quarter ended September 30, 2006 and that the Board of Directors declared a dividend of $0.13 per share.  A copy of the earnings release (Exhibit 99.1) and unaudited financial information (Exhibit 99.2) are attached.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2 furnished herewith, is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Release dated October 20, 2006
99.2	Unaudited Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

United Bancshares, Inc.

Date: October 19, 2006	By: /s/ Brian D. Young______
Brian D. Young CFO, Executive VP & Treasurer

Exhibit 99.1

On October 20, 2006, United Bancshares, Inc. issued the following release:

United Bancshares, Inc. (Nasdaq: UBOH – news), a bank holding company headquartered in Columbus Grove, Ohio with consolidated assets of $551 million, today announced its operating results for the quarter and nine-month period ended September 30, 2006 and that the Board of Directors declared a dividend of $0.13 per share to shareholders of record on November 30, 2006, payable on December 15, 2006.

For the quarter ended September 30, 2006, United Bancshares, Inc. reported net income of $1,299,000, or $0.36 basic earnings per share.  This compares to third quarter 2005 net income of $1,146,000, or $0.31 basic earnings per share.  Compared with the same period in 2005, third quarter 2006 net income increased $153,000 or 13.3%.  The increase in net income for the quarter was the result of an increase in non-interest income of $163,000 and decreases in the provision for loan losses of $187,000 and non-interest expenses of $105,000, offset by a decrease of $259,000 in net interest income and an increase of $43,000 to the provision for income taxes.

Net income for the nine months ended September 30, 2006, totaled $3,723,000, or $1.03 basic earnings per share compared to net income of $3,362,000, or $0.91 basic earnings per share for the same period in 2005. Compared with the same period in 2005, net income for the nine-month period ended September 30, 2006 increased $361,000 or 10.7%. The increase in net income for the nine-month period was the result of an increase of $291,000 in non-interest income and decreases in the provision for loan losses of $372,000, non-interest expenses of $155,000 and the provision for income taxes of $48,000, offset by a decrease in net interest income of $505,000.

Net interest income was $4,272,000 for the third quarter of 2006 compared to $4,531,000 for the same period of 2005, a $259,000 decrease.  Net interest income was $13,055,000 for the first nine months of 2006 compared to $13,560,000 for the same period of 2005, a decrease of $505,000.  Net interest income for the nine-month period ended September 30, 2006 was reduced due to a decrease in average net interest-earning assets for the comparable period.

For the three and nine month periods ended September 30, 2006, the net interest margin (on a tax equivalent basis) was 3.57% and 3.66% respectively, compared with 3.72% and 3.64% for the same periods of 2005.  Management believes that this decrease was primarily the result of continued pressures created by an inverted treasury yield curve.  Management has been able to minimize the Corporation’s margin compression through the ongoing transfer of assets from the Corporation’s investment portfolio to the Corporation’s higher yielding loan portfolio along with continuing disciplined pricing decisions on the Corporation’s controllable interest-bearing assets and liabilities.

As a result of management’s analysis no provision for loan losses was made for the third quarter of 2006, and a $140,000 provision was made for the nine months ended September 30, 2006, compared to provisions for loan losses of $187,000 for the three month and $512,000 for the nine month periods ended September 30, 2005.

Gain on sales of loans amounted to $104,000 for the quarter ended September 30, 2006 compared to $93,000 for the comparable 2005 period, an increase of $11,000 (11.8%).  Such gains included capitalized servicing rights of $54,000 and $59,000, respectively, on $6.2 and $6.9 million originated loan sales during the respective quarters.  The balance of the gain on sales of loans was cash gains and the mark to market adjustment of the Corporation’s available for sale loan portfolio.

Gain on sales of loans amounted to $245,000 for the nine-month period ended September 30, 2006 compared to $288,000 for the comparable 2005 period, a decrease of $43,000 (14.9%).  Such gains included capitalized servicing rights of $149,000 and $201,000 on $15.2 million and $18.3 million originated loan sales during the respective periods. The balance of the gain on sales of loans represented cash gains.  Additionally, during the nine-month period ended September 30, 2006, the Corporation realized a net loss on the sale of securities of $4,000, compared to a net gain of $120,000 for the same period in 2005.

Other non-interest income increased principally due to the increase in income from Bank Owned Life Insurance (“BOLI”), which was $109,000 and $340,000, respectively, for the quarter and nine-month periods ended September 30, 2006, compared to $119,000 and $152,000, respectively, for the same periods in 2005.

For the quarter ended September 30, 2006, non-interest expenses totaled $3,454,000 compared to $3,559,000 for the comparable period of 2005, a decrease of $105,000 (2.9%).  For the nine-month period ended September 30, 2006, non-interest expenses totaled $10,559,000 compared to $10,714,000 for the comparable period of 2005, a decrease of $155,000 (1.4%).

The operating results for the three and nine month periods included an adjustment to the provision for stock options based on the Corporation’s closing stock price as of September 30, 2006.  As a result of this adjustment, non-interest expenses increased $11,000 for the three-month period and decreased $13,000 for the nine-month period, each ended September 30, 2006, and increased $45,000 for the three-month period and decreased $39,000 for the nine-month period, each ended September 30, 2005.

For the quarter ended September 30, 2006, the Corporation’s efficiency ratio was 64.54% compared to 66.06% for the same period of 2005.  The Corporation’s efficiency ratio improved as a result of the aforementioned reduction in non-interest expenses and an increase in non-interest income offset by a reduction in net interest income.  For the nine-month period ended September 30, 2006, the Corporation’s efficiency ratio was 65.54% compared to 66.09% for the same period of 2005.  The 2006 year-to-date improvement compared to 2005 was also the result of the aforementioned factors.

Return on average assets was 0.95% for the third quarter of 2006, compared to 0.84% for the comparable quarter of 2005.  Return on average assets for the nine months ended September 30, 2006 was 0.92% compared to 0.81% for the same period in 2005.  Such increases reflect the increase in 2006 net earnings as compared to 2005.  Return on average shareholders’ equity for the third quarter of 2006 was 11.77% compared to 10.26% for the same period of 2005.  Return on average equity for the nine months ended September 30, 2006 was 11.37% compared to 10.12% for the same period in 2005.

Total assets amounted to $550.8 million at September 30, 2006, compared to $536.2 million at December 31, 2005, an increase of $14.6 million, or 2.7%.  Loans at September 30, 2006, net of the allowance for loan losses, increased $24.4 million (8.0%) from December 31, 2005.  Securities available-for-sale decreased $10.6 million (5.8%) during this nine-month period.  Deposits during this same period increased $7.7 million (2.2%).  Federal Home Loan Bank borrowings increased $6.9 million (11.2%) during the nine-month period.

Shareholders’ equity increased from $43.8 million at December 31, 2005 to $45.7 million at September 30, 2006.  This increase was primarily the result of net income ($3.7 million), the exercise of stock options ($159,000) and the sale of 7,975 treasury shares ($110,000) under the Corporation’s Employee Stock Purchase Plan offset by the repurchase of 44,177 common shares ($697,000) and the payment of dividends ($1,405,000).

United Bancshares, Inc. is a locally owned and operated holding company of The Union Bank Company which serves Allen, Putnam, Sandusky, Van Wert and Wood Counties, with office locations in Bowling Green, Columbus Grove, Delphos, Gibsonburg, Kalida, Leipsic, Lima, Ottawa, and Pemberville.

This release may contain certain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance.  However, such performance involves risk and uncertainties that may cause actual results to differ materially.  Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to, the strength of the local economies in which operations are conducted, the effects of and changes in policies and laws of regulatory agencies, inflation, and interest rates.  For further discussion of certain factors that may cause such forward-looking statements to differ materially from actual results, refer to the 2005 Form 10-K.

Exhibit 99.2

United Bancshares, Inc.

Quarterly Report

September 30, 2006

Dear Shareholders, Customers and Employees,

We are pleased to report that the Company’s earnings continue to improve.  The Company’s net income for the nine-month period ended September 30, 2006 was $3,723,000 ($1.03 per share) compared to $3,362,000 ($0.91 per share) for the same period of 2005, a 10.7% increase.  For the nine-month period in 2006, return on average equity was 11.37% compared to 10.12% for the same period in 2005.  Thus far in 2006, dividends are $0.39 per share compared to $0.36 per share in 2005, an increase of 8.3%. Compared to the same nine-month period in 2005, the Company was able to increase non-interest income ($291,000) and decrease non-interest expenses ($155,000) for 2006.

As of September 30, 2006 total assets increased to $550.8 million, a $14.6 million increase, total loans increased to $334.2 million, a $24.2 million increase and total deposits increased to $364.6 million a $7.7 million increase, compared to December 31, 2005.

The improved earnings results have been accomplished while the Company’s net interest margin remains under considerable pressure.  We believe that the compression of margins throughout the financial services industry will continue through 2006 and into 2007 as a result of the yield curve.  Management has and will continue to work hard on the Company’s operating efficiencies and balance sheet structure to minimize the impact of this challenging environment and at the same time improve shareholder value.  As always, we appreciate your support.

Respectfully,

Daniel W. Schutt

President & CEO

United Bancshares, Inc.

and Subsidiary

Financial Information (unaudited)

   Nine Months

    Nine Months

       ended

       ended

                                                                                             September 30, 2006

September 30, 2005

(dollars in thousands, except share data)

CONDENSED STATEMENT OF INCOME

Interest income

$24,183

$22,387

Interest expense

11,128

8,827

    Net interest income

13,055

13,560

Provision for loan losses

140

512

    Net interest income after provision for loan losses

12,915

13,048

Non-interest income

2,329

2,038

Non-interest expenses

10,559

10,714

    Income before income taxes

4,685

4,372

Provision for income taxes

962

1,010

Net Income

$3,723

$3,362

Average common shares outstanding

3,604,085

3,690,825

PER COMMON SHARE

Net income

$1.03

$0.91

Cash dividends

$0.39

$0.36

Book value

$12.70

$12.11

Closing price

$16.49

$16.20

FINANCIAL RATIOS

Return on average assets

0.92%

0.81%

Return on average equity

11.37%

10.12%

Net interest margin

3.66%

3.64%

Efficiency ratio

65.54%

66.09%

Loans to deposits

91.67%

87.92%

Allowance for loan losses to loans

0.70%

0.83%

Cash dividends to net income

37.73%

39.43%

PERIOD END BALANCES

        As of

            As of

                                                                                            September 30, 2006

Dec. 31, 2005

Assets

$550,839

$536,209

Loans (including available-for-sale)

$334,222

$310,005

Deposits

$364,580

$356,921

Shareholders’ equity

$45,660

$43,793

Common shares outstanding

3,595,049

3,621,449

DIRECTORS/OFFICERS

UNITED BANCSHARES, INC.

Robert L. Benroth

H. Edward Rigel

Robert L. Dillhoff

David P. Roach

Joe S. Edwards, Jr.

R. Steven Unverferth

P. Douglas Harter

James N. Reynolds— Chairman

Daniel W. Schutt—President/CEO

Bonita R. Selhorst—Secretary

Brian D. Young—CFO/Executive V.P./Treasurer

DIRECTORS

THE UNION BANK CO.

Robert L. Benroth

William R. Perry

Robert L. Dillhoff

James N. Reynolds

Joe S. Edwards, Jr.

H. Edward Rigel

P. Douglas Harter

David P. Roach

Herbert H. Huffman

Robert M. Schulte, Sr.

Kevin L. Lammon

R. Steven Unverferth

Daniel W. Schutt—President/CEO/Chairman

INVESTOR MATERIALS:

United Bancshares, Inc. has traded its common stock on the Nasdaq Markets Exchange under the symbol “UBOH” since March 2001.  Annual and quarterly shareholder reports, regulatory filings, press releases, and articles about The Union Bank Company are available in the Shareholder Information section of our website www.theubank.com or by calling 1-800-837-8111.

United Bancshares, Inc.

100 S. High St.

Columbus Grove, OH  45830

1-800-837-8111

www.theubank.com

Office

Locations

1204 W. Wooster St.

Bowling Green, OH 43402

419-353-6088

100 S. High St.

Columbus Grove, OH 45830

419-659-2141

114 E. 3rd St.

Delphos, OH  45833

419-692-2010

230 W. Madison St.

Gibsonburg, OH 43431

419-637-2124

110 E. North St.

Kalida, OH  45853

419-532-3366

318 S. Belmore St.

Leipsic, OH  45856

419-943-2171

215 W. Market St.

Lima, OH  45801

419-228-2114

1410 Bellefontaine Ave.

Lima, OH  45804

419-229-6500

3211 Elida Rd.

Lima, OH  45805

419-331-3211

245 W. Main St.

Ottawa, OH  45875

419-523-2265

132 E. Front St.

Pemberville, OH  43450

419-287-3211